Registration No. 333- _______

  As filed with the Securities and Exchange Commission on February 21, 2003


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     DIAL THRU INTERNATIONAL CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

               Delaware                                 75-2461665
   -------------------------------              ---------------------------
   (State or other jurisdiction of              (I.R.S. Identification No.)
   incorporation or organization)

                      17383 Sunset Boulevard, Suite 350
                     Los Angeles, California       90272
             ---------------------------------------------------
             (Address of Principal Executive Offices) (Zip Code)

        DIAL THRU INTERNATIONAL CORPORATION 2002 EQUITY INCENTIVE PLAN
        --------------------------------------------------------------
                             (Full title of plan)

                                 John Jenkins
               Chairman, Chief Executive Officer and President
                      17383 Sunset Boulevard, Suite 350
                          Los Angeles, California 90272
                   ---------------------------------------
                   (Name and address of agent for service)

                               (310) 566-1700
        -------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

                                   Copy to:
                        Timothy F. Silvestre, Esquire
                           Newmeyer & Dillion, LLP
                      100 Wilshire Boulevard, Suite 1350
                        Santa Monica, California 90401


                       CALCULATION OF REGISTRATION FEE
 ----------------------------------------------------------------------------
                                       Proposed      Proposed
                           Amount to   maximum       maximum
                              be       offering     aggregate     Amount of
  Title of securities to  registered  price per      offering    registration
      be registered           (1)      share(2)      price(2)        fee
 -----------------------  ----------  ---------      --------    ------------

 Common Stock, par value   2,000,000    $0.30        $600,000       $55.20
 $0.001
 ----------------------------------------------------------------------------

 (1) This registration statement also registers such additional shares as may be required to be issued under the Dial Thru International Corporation 2002 Equity Incentive Plan in the event of a stock dividend, reverse stock split, split-up, reclassification and/or other similar event.

 (2) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the bid and ask prices of the Common Stock as quoted on the over-the-counter bulletin board on February 18, 2003.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       The information required by Part I (including, without limitation, the written statement referenced in Item 2 of Part I advising participants of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this registration statement) is included in documents sent or given to participants in our 2002 Equity Incentive Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended. In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 Item 3.   Incorporation of Documents by Reference.

      The following documents filed by Dial Thru International Corporation (the "Company") with the Commission are incorporated herein by reference:

      (i) Our Annual Report on Form 10-K for the fiscal year ended October 31, 2002, filed with the Commission on January 29, 2003.

      (ii) Our Current Report on Form 8-K, filed with the Commission on August 8, 2002.

      (iii) Our Current Report on Form 8-K, filed with the Commission on August 30, 2002, as amended on September 12, 2002.

      (iv) Our Proxy Statement on Schedule 14A, filed with the Commission on February 28, 2002, as revised on April 5, 2002.

      (v) The description of our Common Stock included in our registration statement on Form 10 filed with the Commission on January 6, 1994, including any other amendment or report filed for the purpose of updating such information.

      All reports or other documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof, but prior to the filing of a post-effective amendment to this registration statement which indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

       On August 23, 2002, we appointed King Griffin & Adamson P.C. to replace Arthur Andersen LLP ("Andersen") as our independent public accountants. Our consolidated balance sheet as of October 31, 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended October 31, 2001 incorporated by reference in this registration statement have been audited by Andersen, as stated in their report dated January 9, 2002, which is incorporated by reference herein. After reasonable efforts, we have been unable to obtain Andersen's consent to the incorporation by reference into this registration statement of its report with respect to the financial statements. Under these circumstances, Rule 437a under the Securities Act permits us to file this registration statement without a written consent from Andersen. The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors may not be able to assert claims against Andersen under Section 11 of the Securities Act. In addition, the ability of Andersen to satisfy any claims (including claims arising from Andersen's provision of auditing and other services to us) may be limited as a practical matter due to recent events regarding Andersen.


 Item 4.   Description of Securities.

           Not applicable.


 Item 5.   Interests of Named Experts and Counsel.

           Not applicable.


 Item 6.   Indemnification of Directors and Officers.

       Our certificate of incorporation, as amended, provides that we shall indemnify to the fullest extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a director or officer of our Company or serves or served any other enterprise at our request, and such indemnification shall inure to the benefit of the heirs, executors and administrators of such person. Section
 11.1 of our bylaws contains a similar provision.

       Our certificate of incorporation, as amended, also provides that a director will not be personally liable to our Company or our shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law.

       Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer or employee of the company.
 Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

      Under a directors' and officers' liability insurance policy, our directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our Company of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by our Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


 Item 7.   Exemption from Registration Claimed.

           Not applicable.


 Item 8.   Exhibits.

 No.       Description
 ---       -----------
 4.1 Dial Thru International Corporation 2002 Equity Incentive Plan (incorporated by reference to the Company's Schedule 14A filed with the Commission on February 28, 2002, as revised on April 5,
           2002).

 5.1       Opinion of Newmeyer & Dillion, LLP.

 23.1      Consent of Newmeyer & Dillion, LLP (included as part of Exhibit
           5.1).

 23.2      Consent of King Griffin & Adamson P.C.

 24.1      Power of Attorney (included on the signature page hereto).


 Item 9.   Undertakings.

           The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(i) and
      (a)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (b) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered hereunder which remain unsold at the termination of the offering.

      The Company hereby further undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The Company hereby further undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 20, 2003.

                              DIAL THRU INTERNATIONAL CORPORATION


                              By: /s/ John Jenkins
                              -----------------------------------------------
                              John Jenkins,
                              Chairman, Chief Executive Officer and President


      Know all men by these presents, that each person whose signature appears below constitutes and appoints John Jenkins as such person's true and lawful attorney-in-fact and agent, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


 Signature             Title                                Date
 ---------             -----                                ----

 /s/ John Jenkins      Chairman, Chief Executive Officer,   February 20, 2003
 --------------------  President Director and
 John Jenkins          Attorney-in-Fact


 /s/ Allen Sciarillo   Chief Financial Officer, Secretary   February 20, 2003
 --------------------  (Principal Accounting Officer and
 Allen Sciarillo       Principal Financial Officer) and
                       Director


 /s/ Robert M. Fidler  Director                             February 20, 2003
 --------------------
 Robert M. Fidler


 /s/ Larry Vierra      Executive Vice President and         February 20, 2003
 --------------------  Director
 Larry Vierra


 /s/ Nick Demare       Director                             February 20, 2003
 --------------------
 Nick Demare


 /s/ David Hess        Director                             February 20, 2003
 --------------------
 David Hess

                                EXHIBIT INDEX
                   (Pursuant to Item 601 of Regulation S-K)

 Exhibit No.   Exhibit Reference
 -----------   -----------------
 4.1           Dial Thru International Corporation 2002 Equity Incentive Plan
               (incorporated by reference to the Company's Schedule 14A filed with the Commission on February 28, 2002, as revised on April
               5, 2002).

 5.1           Opinion of Newmeyer & Dillion, LLP.

 23.1          Consent of Newmeyer & Dillion, LLP (included as part of
               Exhibit 5.1).

 23.2          Consent of King Griffin & Adamson P.C.

 24.1          Power of Attorney (included on the signature page hereto).